Filed pursuant to Rule 424(i)
File No. 333-256463

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDING DECEMBER 31, 2022
(To Prospectus dated June 9, 2022, as supplemented)

ConvexityShares Daily 1.5x SPIKES Futures ETF (SPKY)

ConvexityShares 1x SPIKES Futures ETF (SPKX)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2022. The calculation of the registration fee is included in an exhibit hereto.